IN BRIEF

Net asset value per share	US$	30.02
Market price	US$	28.85
Premium/(discount)		(3.90%)
Fund size	US$	435.2	m

Source:	State Street Corporation

		US$ returns
	China Fund NAV	MSCI Golden Dragon*
At 30 June 2006%		%
One month	(1.3)	0.0
Year to date	29.4	9.5
One year	30.4	16.8
Three years %pa	22.5	23.3

Past performance is not a guide to future returns.

Source:	State Street Corporation. NAV-NAV performance.

* Source for index data: MSCI.
MANAGER’S COMMENTARY

Markets were choppy and turnover was low during June. Taiwan was the region’s worst performer, with a failed attempt to impeach the president dominating the news. In Hong Kong, investors’ appetite for Initial Public Offerings (IPOs) faded and deals were pulled, reduced in size or priced towards the bottom of their indicative ranges. Meanwhile, China’s economy continued to grow rapidly — industrial production growth (+17.9%) hit its highest level for two years and the governor of the central bank predicted Gross Domestic Product (GDP) growth of 10% for the year as a whole. The government is attempting to cool this growth using a steady drip of policies; we saw a rise in the bank reserve requirement in June. Although the US may have finished raising interest rates for this cycle, China looks likely to raise rates again later in the summer. Now that global investors have stopped worrying about inflation, they will probably start worrying about growth. But look no further — we have plenty of it here.
The arrest of the deputy mayor of Beijing on corruption charges signals a campaign by the Hu/Wen administration to install its own men in local government. We expect further scandals, followed by a marked improvement in the ability of the central government to persuade the provinces to follow its dictates. June also witnessed further scandals at the state-owned banks, although the market now seems inured to bad news of this nature and their shares held up at high levels. It should be borne in mind that Industrial and Commercial Bank of China (ICBC) has yet to make its market debut. On a more positive note, there was acceleration in corporate restructuring this month: Cathay Pacific cozied up to Air China, Shanghai Port Container Group privatised its ‘A’ share listed subsidiary and Murdoch sold Phoenix TV to China Mobile.
Chris Ruffle, Martin Currie Inc*
INVESTMENT STRATEGY

The Fund is 96.0% invested with holdings in 69 companies, two of which are unlisted.
All of the purchases that we made in June were of steady growth companies whose stocks had suffered during the recent sell-off: Zhejiang Expressway, China Oilfield Services and Shanghai Airport. We also took advantage of heavy short-selling of the iShare FTSE/Xinhua A Fund (which had driven it to a discount) to add to our weighting in the ‘A’ share market (now 22% of the Fund). We remain bullish on the ‘A’ share market, where liquidity remains good: corporate restructuring seems likely to be a theme in the second half of this year. We also expect to increase the Fund’s holdings in Taiwan, where we are finding excellent values. We funded these purchases by taking profits in Zijin Mining and Youngor. We also exited Agile, on the basis that the property market will continue to be the target of government cooling measures.
Chris Ruffle, Martin Currie Inc*

*	Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established Martin Currie China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to the range of China investment products managed by Martin Currie.

MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of Martin Currie’s China investment products.

HMCL has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.

DIRECT INVESTMENT MANAGER’S COMMENTARY

On June 29 the Fund sold its stake in Global e-Business Services, which — among its other e-business services — provides an electronic submission service for customs clearance. We sold the stake at the investment cost of HK$23.4 million (approximately US$3 million). The company’s growth had been slower than expected and we negotiated an early exercise of the option we had to exit at cost should the company fail to meet certain profit targets. This sale has enabled the Fund to gain liquidity approximately one year earlier than had been expected.
Our other investments are performing satisfactorily and we are currently looking at a range of new investment opportunities.
KOH Kuek Chiang, Asian Direct Capital Management

FUND DETAILS

Market cap	US$	418.2	m
Shares outstanding	14,496,220
Exchange listed	NYSE
Listing date	July 10, 1992
Investment adviser	Martin Currie Inc
Direct investment manager	Asian Direct Capital Management

Source:	State Street Corporation.
ASSET ALLOCATION

Source:	State Street Corporation
SECTOR ALLOCATION

	The China	MSCI Golden
	Fund, Inc	Dragon
Industrials	18.2%	10.2%
Information technology	13.0%	24.9%
Consumer discretionary	12.3%	5.9%
Financials	12.1%	31.5%
Energy	10.3%	6.9%
Materials	7.4%	6.6%
Consumer staples	7.1%	1.1%
Utilities	6.2%	5.3%
Healthcare	4.3%	—
Telecommunications	3.6%	7.6%
Index fund	1.5%	—
Other assets & liabilities	4.0%	—

Total	100.0%	100.0%

Source:	State Street Corporation. Source for index data: MSCI

PERFORMANCE	(US$ RETURNS)

	NAV	Market price
	%	%
One month	(1.3)	(5.7)
Year to date	29.4	24.5
Three years %pa	22.5	17.5

Past performance is not a guide to future returns.

Source:	State Street Corporation
DIRECT INVESTMENTS (2.8%)

CDW Holdings Ltd	Information technology	2.0%
Captive Finance	Financials	0.7%
teco Optronics	Information technology	0.1%
15 LARGEST LISTED INVESTMENTS (42.7%)

China Life Insurance	Financials	4.9%
Chaoda Modern Agriculture	Consumer staples	4.9%
Shanghai Zhenhua Port Machinery	Industrials	3.8%
Shanghai International Airport	Industrials	3.6%
Cathay Financial	Financials	2.7%
Tripod Technology	Information technology	2.6%
Xinao Gas	Utilities	2.5%
Huaneng Power International	Energy	2.4%
Golden Meditech	Healthcare	2.4%
China Petroleum & Chemical	Energy	2.3%
Zijin Mining	Materials	2.2%
TPV Technology	Industrials	2.2%
Anhui Expressway	Utilities	2.1%
Merry Electronics	Consumer discretionary	2.1%
China Shenhua Energy	Energy	1.9%

Source:	State Street Corporation

FUND PERFORMANCE (BASED ON NET ASSET VALUE)				(US$ RETURNS)

	One	Three	Calendar	One	Three	Five	Since
	month	months	year to date	year	years	years	launch
	%	%	%	%	% pa	% pa	% pa
The China Fund, Inc.	(1.3)	5.9	29.4	30.4	22.5	20.3	9.6
MSCI Golden Dragon	0.0	1.0	9.5	16.8	23.3	9.9	n/a
Hang Seng Chinese Enterprise	1.7	1.1	27.1	39.7	35.7	24.1	n/a
Shanghai Stock Exchange 180	2.0	30.6	48.0	58.6	5.1	n/a	n/a

Past performance is not a guide to future returns.
Source:  State Street Corporation. Launch date 10 July 1992. Three year, five year and since launch returns are all annualised.
Source for index data: MSCI for the MSCI Golden Dragon and Copyright 2006 Bloomberg LP for the Hang Seng Chinese Enterprise and the Shanghai Stock Exchange 180. For a full description of each Index please see the final page of this document.

PERFORMANCE IN PERSPECTIVE

Past performance is not a guide to future returns.
Source:  Martin Currie Inc as of 30 June 2006.
THE CHINA FUND INC. PREMIUM/DISCOUNT

Past performance is not a guide to future returns.
Source:  Martin Currie Inc as of 30 June 2006.
DIVIDEND HISTORY CHART

Total	0.91	0.61	0.09	0.08	0.50	0.08	0.11	0.00	0.13	0.21	1.78	3.58	2.51
Income	0.09	0.01	0.09	0.08	0.50	0.08	0.11	0.00	0.13	0.06	0.07	0.20	0.22
Long-term capital	0.04	0.24	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.67	3.27	2.29
Short-term capital	0.79	0.36	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.15	1.04	0.11	0.00

Past performance is not a guide to future returns.
Source:  State Street Corporation.

THE PORTFOLIO — IN FULL	AT 30 JUNE 2006

Sector	Company (BBG ticker)	Price	Holding	Value $	% of portfolio
Hong Kong					39.0%
China Life Insurance	2628 HK	HK$12.3	13,497,000	21,287,273	4.9%
Chaoda Modern Agriculture	682 HK	HK$4.9	34,089,900	21,286,985	4.9%
Xinao Gas	2688 HK	HK$7.4	11,560,000	11,013,776	2.5%
Golden Meditech	8180 HK	HK$2.3	35,040,000	10,376,207	2.4%
Zijin Mining	2899 HK	HK$3.9	19,418,000	9,687,749	2.2%
TPV Technology	903 HK	HK$7.4	9,968,000	9,432,831	2.2%
Shangri-La Asia	0069 HK	HK$15.0	4,318,000	8,311,330	1.9%
China Netcom	906 HK	HK$13.6	4,078,000	7,140,569	1.6%
China Shineway Pharmaceutical	2877 HK	HK$5.9	7,615,000	5,784,537	1.3%
China Fire Safety	8201 HK	HK$0.9	50,380,000	5,772,911	1.3%
Lenovo	992 HK	HK$2.6	15,858,000	5,257,416	1.2%
Solomon Systech	2878 HK	HK$2.0	19,892,000	5,019,740	1.1%
Zhejiang Expressway	576 HK	HK$4.7	7,638,000	4,646,524	1.1%
Ports Design	589 HK	HK$12.5	2,678,500	4,310,706	1.0%
Comba Telecom Systems	2342 HK	HK$2.1	16,118,000	4,254,139	1.0%
Li Ning	2331 HK	HK$7.6	3,726,000	3,693,859	0.8%
China Travel	0308 HK	HK$1.9	15,142,000	3,645,621	0.8%
China Ting	3398 HK	HK$1.9	13,148,000	3,233,254	0.7%
Parkson Retail	3368 HK	HK$22.1	1,080,500	3,067,468	0.7%
Digital China	861 HK	HK$2.2	10,692,000	2,994,090	0.7%
Ocean Grand Chemicals	2882 HK	HK$1.3	17,379,000	2,796,929	0.6%
China Rare Earth	769 HK	HK$1.4	15,254,000	2,729,891	0.6%
Shimao Property	813 HK	HK$7.4	3,346,000	2,719,664	0.6%
China Insurance International	966 HK	HK$5.0	4,026,000	2,578,776	0.6%
Natural Beauty Bio-Technology	157 HK	HK$0.6	32,780,000	2,574,456	0.6%
Fountain Set	420 HK	HK$2.7	6,714,000	2,290,730	0.5%
Sinochem Hong Kong	297 HK	HK$3.1	5,000,000	1,963,435	0.4%
Beiren Printing Machinery	187 HK	HK$1.7	7,000,000	1,523,111	0.4%
Asia Zirconium	395 HK	HK$0.7	12,916,000	1,213,941	0.3%
Arcontech	8097 HK	HK$0.1	18,386,000	236,719	0.1%

Hong Kong ‘H’ shares					8.5%
Anhui Expressway	995 HK	HK$5.8	12,406,000	9,264,169	2.1%
China Shenhua Energy	1088 HK	HK$14.4	4,536,500	8,323,049	1.9%
BYD	1211 HK	HK$15.9	3,225,000	6,581,209	1.5%
China Oilfield Services	2883 HK	HK$4.0	12,650,000	6,433,308	1.5%
Sinotrans	598 HK	HK$2.5	11,134,000	3,512,077	0.8%
Lianhua Supermarket	980 HK	HK$8.3	2,859,000	3,055,195	0.7%

Taiwan					20.1%
Cathay Financial	2882 TT	NT$70.8	5,438,000	11,894,234	2.7%
Tripod Technology	3044 TT	NT$110	3,334,095	11,330,124	2.6%
Merry Electronics	2439 TT	NT$98.6	3,012,016	9,174,834	2.1%
Advanced Semiconductor Engineering	2311 TT	NT$32.0	7,838,000	7,748,529	1.8%
Yuanta Core Pacific Securities	6004 TT	NT$21.4	8,983,000	5,938,807	1.4%
Uni-President Enterprises	1216 TT	NT$28.2	6,729,000	5,862,241	1.4%
China Metal Products	1532 TT	NT$48.7	3,584,000	5,392,138	1.2%
Premier Image Technology	2394 TT	NT$48.5	3,371,000	5,050,850	1.2%
ShenMao Technology	3305 TT	NT$158	948,000	4,627,319	1.1%
Novatek Microelectronics	3034 TT	NT$157	920,000	4,462,225	1.0%
Cheng Shin Rubber	2105 TT	NT$28.4	4,129,481	3,616,700	0.8%
Data Systems Consulting	2447 TT	NT$25.5	4,362,043	3,429,586	0.8%
Yieh United Steel	9957 TT	NT$10.5	9,483,000	3,061,442	0.7%
Taiwan Green Point	3007 TT	NT$73.8	1,286,783	2,933,767	0.7%
Taiwan FamilyMart	5903 TT	NT$50.5	1,645,592	2,567,306	0.6%

Singapore					1.5%
Bio-Treat Technology	BIOT SP	SG$1.1	9,799,000	6,621,364	1.5%

United States ‘N’ shares					2.1%
China Techfaith Wireless	CNFT US	US$14.8	290,316	4,287,967	1.0%
The9	NCTY US	US$23.2	184,861	4,286,927	1.0%
Chindex International	CHDX US	US$7.9	69,987	553,597	0.1%

Sector	Company (BBG ticker)	Price	Holding	Value $	% of portfolio
A’ share access products					22.0%
Shanghai Zhenhua Port Machinery		US$2.5	6,609,826	16,319,660	3.8%
Shanghai International Airport		US$1.8	8,624,267	15,543,891	3.6%
Huaneng Power International		US$0.6	16,819,531	10,579,485	2.4%
China Petroleum & Chemical		US$0.8	12,555,997	9,818,790	2.3%
Xinjiang Tebian Electric		US$1.6	4,676,642	7,538,747	1.7%
China Yangtze Power		US$0.9	8,714,399	7,000,552	1.6%
iShares Asia Trust-FTSE/Xinhua		HK$63.1	780,000	6,376,980	1.5%
Qinghai Salt Lake Potash		US$2.5	2,396,122	6,083,754	1.4%
Youngor		US$0.8	7,562,730	5,966,994	1.4%
China Merchants Bank		US$1.0	5,290,407	5,099,952	1.2%
Baoding Tianwei Babian Electric		US$2.7	1,761,193	4,821,382	1.1%

Direct					2.8%
CDW Holdings Ltd			60,000,000	8,525,418	2.0%
Captive Finance			2,000,000	3,045,000	0.7%
teco Optronics			1,861,710	150,000	0.1%

Other assets & liabilities				17,451,829	4.0%
OBJECTIVE

The investment objective of the Fund is to achieve long term capital appreciation through investment in companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.
The Board of Directors of the Fund has adopted an operating policy of the Fund, effective June 30, 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, “China companies” are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organised outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organised in China. Under the policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to the policy described above.
The fundamental policy, which applies to not less than 65% of the Fund’s assets as set out in the Fund’s prospectus dated July 10, 1992, remains in place. The fundamental policy is the same as the operating policy set out above, except that China only includes the People’s Republic of China.
The Fund is subject to the Investment Company Act of 1940 which limits the means in which it can access the ‘A’ share market. The Fund will continue to seek the most efficient way in which to increase its ‘A’ share exposure ensuring ongoing compliance with its legal and regulatory obligations.
CONTACTS

The China Fund, Inc.
c/o State Street Bank and Trust Company
2 Avenue de Lafayette, 6th Floor
PO Box 5049
Boston, MA 02206-5049
Tel: (1) 888 CHN-CALL (246 2255)
www.chinafundinc.com

MSCI Golden Dragon Index
The MSCI Golden Dragon is a free float-adjusted market capitalisation index that is designed to measure equity market performance in the China region. As of May 2005 the MSCI Golden Dragon Index consisted of the following country indices: China, Hong Kong and Taiwan.
Hang Seng China Enterprise Index
The Hang Seng China Enterprise Index is a capitalisation-weighted index comprised of state-owned Chinese companies (H-shares) listed on the Hong Kong Stock Exchange and included in HSMLCI index.
Shanghai Stock Exchange 180 Index
The Shanghai Stock Exchange 180 ‘A’ Share Index is a capitalisation-weighted index. The index tracks the daily price performance of the 180 most representative ‘A’ share stocks listed on the Shanghai Stock Exchange.
Important information: This document is issued and approved by Martin Currie Inc (MC Inc), as investment adviser of the listed equity portfolio of the China Fund Inc (the Fund). MC Inc is authorised and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter. It explicitly does not accept responsibility for the views and opinions expressed by Asia Direct Capital Management.
Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established Martin Currie China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to our China product. MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of our China funds. HMCL has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.
The Fund is classified as a ‘non-diversified’ investment company under the US Investment Company Act of 1940. It meets the criteria of a closed ended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the listed equity portfolio of the Fund. Asian Direct Capital Management is the direct investment manager to the Fund.
Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom.
This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.
The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account’s portfolio at the time you receive this report or that securities sold have not been repurchased.
It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.
Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns, or that investments will reflect the performance of the stock examples contained in this document. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:
è	The companies quoted on Greater Chinese stock exchanges are exposed to the risks of political, social and religious instability, expropriation of assets or nationalisation, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation, which may affect income and the value of investments.

è	At present, the securities market and the regulatory framework for the securities industry in China is at an early stage of development. The CSRC is responsible for supervising the national securities markets and producing relevant regulations. The Investment Regulations, under which the Fund invests in the People’s Republic of China (‘PRC’) and which regulate repatriation and currency conversion, are new. The Investment Regulations give CSRC and SAFE wide discretions and there is no precedent or certainty as to how these discretions might be exercised, either now or in the future. The Fund may, from time to time, obtain access to the securities markets in China via Access Products. Such products carry additional risk and may be less liquid than the underlying securities which they represent.

è	During the past 15 years, the PRC government has been reforming the economic and political systems of the PRC, and these reforms are expected to continue, as evidenced by the recently announced changes. The fund’s operations and financial results could be adversely affected by adjustments in the PRC’s state plans, political, economic and social conditions, changes in the policies of the PRC government such as changes in laws and regulations (or the interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and the imposition of additional import restrictions.

è	PRC’s disclosure and regulatory standards are in many respects less stringent than standards in certain OECD countries, and there may be less publicly available or less reliable information about PRC companies than is regularly published by or about companies from OECD countries.

è	The Shanghai Stock Exchange and Shenzhen Stock Exchange have lower trading volumes than most OECD exchanges and the market capitalisations of listed companies are small compared to those on more developed exchanges in developed markets. The listed equity securities of many companies in the PRC are accordingly materially less liquid, subject to greater dealing spreads and experience materially greater volatility than those of OECD countries. These factors could negatively affect the Fund’s NAV.

è	The Fund invests primarily in securities denominated in other currencies but its NAV will be quoted in US dollars. Accordingly, a change in the value of such securities against US dollars will result in a corresponding change in the US dollar NAV.

è	The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stockmarkets, and equities are less liquid. Volatility of prices can also be greater than in more developed stockmarkets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be underdeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.

è	The value of the fund’s investment in any Quota will be affected by taxation levied against the relevant QFIIs or in respect of investments held in the relevant Quotas. The PRC taxation regime that will apply to QFIIs and investments made in or through QFII quotas is not clear. The Investment Regulations are new and do not currently expressly contemplate the treatment of QFIIs and investment made through QFII Quotas.

è	It should be noted that the position with regard to PRC taxation of the Company and its gains and profits remains unclear. Until such time as the PRC taxation position of the Company is clarified, the Company will process all subscription and redemption requests based upon provisional Net Asset Value calculations, determined without making any provision for PRC capital gains taxation, but with a provision for withholding tax of 10% on all dividend income received. The number of Ordinary shares allotted to any investor, and the final redemption price per share, will be recalculated upon the taxation position being clarified. The Company will require an indemnity in respect of such amount of any redemption proceeds as they consider prudent to allow for potential PRC taxation liabilities that may be included in the final Net Asset Value calculation.

In practice this means that, should any tax be payable retrospectively, the Company’s Net Asset Value will be adjusted to the extent that existing shareholders are liable. All shareholders will be required to sign an indemnity prior to being permitted to redeem all or part of their shareholding to protect the Company and the existing shareholders. Any change to the withholding tax rate which is applied to the Company on an retrospective basis will result in an adjustment of the Net Asset Value of the Company for the benefit of, or if charged at a higher rate than the existing provision, detriment of existing shareholders.
Martin Currie Inc, registered in Scotland (no BR2575)
Registered office: Saltire Court, 20 Castle Terrace, Edinburgh EH11 2ES Tel: (44) 131 229 5252 Fax: (44) 131 222 2532 www.martincurrie.com/china
North American office: 1350 Avenue of the Americas, Suite 3010, New York, NY 10019, USA Tel: (1) 212 258 1900 Fax: (1) 212 258 1919
Authorised and registered by the Financial Services Authority and incorporated with limited liability in New York, USA.